As filed with the Securities and Exchange Commission on May 29, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Capital One Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	54-1719854
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1680 Capital One Drive

McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 720-1000

(Registrant’s Telephone Number, Including Area Code)

Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan

(Full Title of the Plan)

John G. Finneran, Jr.

General Counsel & Corporate Secretary

1680 Capital One Drive

McLean, Virginia 22102

(Name and Address of Agent for Service)

(703) 720-1000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	10,000,000	$49.74	$497,400,000	$57,003

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions pursuant to the terms of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on May 23, 2012.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 10,000,000 shares of the Common Stock of Capital One Financial Corporation (the “Company” or “Registrant”), which may be issued under the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the original Form S-8 filed by the Company with respect to the Plan on October 10, 2002 (SEC File No. 333-100488) and the additional Form S-8 filed by the Company with respect to the Plan on May 30, 2008 (SEC File No. 333-151325), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Ernst & Young LLP, relating to the financial statements of ING Bank, fsb.

24.1*	Power of Attorney (included on signature page hereto).

99.1*	Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on this 29th day of May, 2012.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr., Esq.
General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John G. Finneran and Stephen T. Gannon, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard D. Fairbank	Chairman, Chief Executive Officer and President	May 29, 2012
Richard D. Fairbank	(Principal Executive Officer)

/s/ Gary L. Perlin	Chief Financial Officer (Principal Financial Officer)	May 29, 2012
Gary L. Perlin

/s/ R. Scott Blackley	Controller, (Principal Accounting Officer)	May 29, 2012
R. Scott Blackley

/s/ W. Ronald Dietz	Director	May 29, 2012
W. Ronald Dietz

/s/ Patrick W. Gross	Director	May 29, 2012
Patrick W. Gross

/s/ Ann Fritz Hackett	Director	May 29, 2012
Ann F. Hackett

/s/ Lewis Hay, III	Director	May 29, 2012
Lewis Hay, III

/s/ C.P.A.J. Leenaars	Director	May 29, 2012
C.P.A.J. Leenaars

/s/ Pierre E. Leroy	Director	May 29, 2012
Pierre E. Leroy

/s/ Peter E. Raskind	Director	May 29, 2012
Peter E. Raskind

/s/ Mayo A. Shattuck, III	Director	May 29, 2012
Mayo A. Shattuck, III

/s/ Bradford H. Warner	Director	May 29, 2012
Bradford H. Warner